SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                October 29, 1998
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                      0-23044                  93-0976127
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)



             10802 Parkridge Boulevard, Reston, Virginia 20191-5416
               (Address of principal executive offices) (Zip Code)



                                 (703) 758-6000
              (Registrant's telephone number, including area code)

Item 5.  Other Events

On October 29, 1998, American Mobile Satellite Corporation ("American Mobile") announced the financial results for its third quarter ended September 30, 1998. On that date it also announced that it reached an agreement with Stratos Global Corporation to consolidate American Mobile's marine distribution channel. In addition, on that date, American Mobile announced that, effective January 1, 1999, its President Walt Purnell would assume the added responsibilities of chief executive officer, with Gary Parsons continuing as Chairman of the Board with oversight of mergers and acquisitions, strategic planning and American Mobile's investment in XM Satellite Radio, Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   AMERICAN MOBILE SATELLITE CORPORATION
                                   (Registrant)



Date: October 29, 1998             /s/ Randy S. Segal
                                   Randy S. Segal
                                   Secretary